Exhibit 99.1

PRESS RELEASE

RSH-2008-009
FOR IMMEDIATE RELEASE

For further information contact:
Martin O. Moad
Vice President and Controller
(817) 415-2383
investor.relations@radioshack.com

RadioShack Corporation Announces Earnings per share of $0.30 for the First Quarter 2008

Fort Worth, Texas, April 28, 2008 – RadioShack Corporation (NYSE: RSH) today announced reported net income of $38.8 million, or $0.30 per diluted share, for the quarter ended March 31, 2008. Net income for the quarter ended March 31, 2007, was $42.5 million, or $0.31 per diluted share.  First quarter 2007 net income was positively impacted by a $14 million benefit to gross profit associated with the recapture of federal telecommunication excise tax and negatively impacted by an $8.5 million charge related to employee separations.  These items increased earnings per share in the March 2007 quarter by $0.02.

Revenue

First quarter 2008 comparable store sales declined 4.0% versus the first quarter of 2007. The decline in comparable sales was mainly driven by lower sales in Sprint postpaid wireless partially offset by strong sales increases in GPS units, prepaid wireless sales, video gaming, digital cameras and media storage.  But for the Sprint postpaid and related wireless accessory business, comp store sales in the first quarter would have increased 0.7%.

“We are pleased with the overall outcome for the first quarter of 2008, especially in light of the difficult economic environment.  After a very challenging month of January, our sales and earnings trends improved significantly during February and March, resulting in an average comp store sales decrease of 1.2% for the two months,” said Julian Day, Chairman and Chief Executive Officer.

Total sales in the first quarter of 2008 were down $43.3 million to $949.0 million versus total sales of $992.3 million for the same period last year, driven by the decline in comparable store sales.

Operating Income

First quarter 2008 operating income was $64.2 million as compared to $74.6 million in the prior year.  Operating income declined due to the comparable store sales decline and a lower gross margin rate partially offset by a reduction in SG&A.  For reference, operating income for the quarter ended March 31, 2007, included both the $14 million gross profit benefit as well as the $8.5 million SG&A charge discussed above.  The gross margin rate was impacted by negative mix associated with the strong sales results in some lower margin categories, continued price pressure on GPS units and a shift in wireless towards a higher mix of upgrade versus new subscriber business.  The gross margin rate was also negatively impacted by an increase in promotional activity as compared to prior year.

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Selling, general and administration (“SG&A”) expenses decreased $31.2 million to $362.4 million compared to $393.6 million for the same period last year.  The reductions were predominantly in headquarters and field payroll expense.

Cash Position

RadioShack’s cash balance at the end of the first quarter of 2008 was $469 million which was a slight increase over March 31, 2007, despite the company retiring a total of $318 million in debt and equity during the intervening year.

RadioShack announced that it has filed with the SEC its Form 10-Q for the quarter ended March 31, 2008.

Forward-Looking Statements

This press release contains or may contain forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”).  These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments and company performance.  Factors that could significantly change results include, but are not limited to, sales performance, economic conditions, product demand, expense levels, competitive activity, interest rates, changes in the company’s financial condition, availability of products, the regulatory environment and factors affecting the retail category in general.  Additional information regarding these and other factors is described in the company’s filings with the SEC, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q.

About RadioShack Corporation

RadioShack Corporation (NYSE: RSH) is one of the nation’s most experienced and trusted consumer electronics specialty retailers.  Operating from convenient and comfortable neighborhood and mall locations, RadioShack stores deliver personalized product and service solutions within a few short minutes of where most Americans either live or work.  The company has a presence through almost 6,000 company-operated stores and dealer outlets in the United States, over 150 RadioShack locations in Mexico and nearly 800 wireless phone kiosks. RadioShack’s dedicated force of knowledgeable and helpful sales associates has been consistently recognized by several independent groups as providing the best customer service in the consumer electronics and wireless industries.  For more information on RadioShack Corporation, or to purchase items online, visit www.radioshack.com.

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RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(In millions, except per share amounts)
	Three Months Ended
	March 31,
	2008	2007

Net sales and operating revenues	$949.0	$992.3
Cost of products sold (includes depreciation amounts
of $2.6 million and $2.7 million, respectively)	499.4	497.0
Gross profit	449.6	495.3

Operating expenses:
Selling, general and administrative	362.4	393.6
Depreciation and amortization	22.4	26.5
Impairment of long-lived assets	0.6	0.6
Total operating expenses	385.4	420.7

Operating income	64.2	74.6

Interest income	3.6	6.5
Interest expense	(7.1)	(10.6)
Other loss	(1.5)	(1.0)

Income before income taxes	59.2	69.5
Income tax provision	20.4	27.0

Net income	$38.8	$42.5

Net income per share:

Basic	$0.30	$0.31

Diluted	$0.30	$0.31

Shares used in computing net income per share:

Basic	131.2	136.2

Diluted	131.3	137.1

Shares outstanding	131.1	135.4

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RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In millions)
	March 31,	March 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$469.3	$463.2
Accounts and notes receivable, net	182.3	168.8
Inventories	663.4	650.8
Other current assets	98.1	131.1

Total current assets	1,413.1	1,413.9

Property, plant and equipment, net	302.7	365.8
Other assets, net	114.0	104.1
Total assets	$1,829.8	$1,883.8

Liabilities and Stockholders’ Equity
Current liabilities: Short-term debt, including current maturities of
long-term debt	$26.5	$178.5
Accounts payable	200.6	182.3
Accrued expenses and other current liabilities	295.5	330.6
Income taxes payable	21.3	3.6

Total current liabilities	543.9	695.0

Long-term debt, excluding current maturities	353.5	342.0
Other non-current liabilities	120.8	147.3

Total liabilities	1,018.2	1,184.3

Stockholders’ equity	811.6	699.5
Total liabilities and stockholders’ equity	$1,829.8	$1,883.8

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RADIOSHACK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$38.8	$42.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.0	29.2
Impairment of long-lived assets	0.6	0.6
Stock option compensation	2.6	3.0
Reversal of unrecognized tax benefits	0.9	-
Deferred income taxes	0.3	-
Other non-cash items	(1.9)	(1.4)
Provision for credit losses and bad debts	0.2	0.3
Changes in operating assets and liabilities:
Accounts and notes receivable, net	72.8	79.1
Inventories	41.9	101.4
Other current assets	(1.5)	(10.0)
Accounts payable, accrued expenses, income taxes payable and other	(172.3)	(196.9)
Net cash provided by operating activities	7.4	47.8

Cash flows from investing activities:
Additions to property, plant and equipment	(14.1)	(10.7)
Proceeds from sale of property, plant and equipment	0.1	1.3
Other investing activities	0.9	(0.3)
Net cash used in investing activities	(13.1)	(9.7)

Cash flows from financing activities:
Purchases of treasury stock	-	(45.2)
Proceeds from exercise of stock options	-	19.9
Changes in short-term borrowings and outstanding checks in excess of cash balances, net	(29.7)	(21.6)
Reductions of long-term borrowings	(5.0)	-
Net cash used in financing activities	(34.7)	(46.9)

Net decrease in cash and cash equivalents	(40.4)	(8.8)
Cash and cash equivalents, beginning of period	509.7	472.0
Cash and cash equivalents, end of period	$469.3	$463.2

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RADIOSHACK CORPORATION AND SUBSIDIARIES
(In millions)

FREE CASH FLOW
	Three Months Ended		Increase/
	March 31,		(Decrease)
	2008	2007	2008 vs 2007
Net cash provided by operating activities	$7.4	$47.8	$(40.4)
Less:
Additions to property, plant and equipment	14.1	10.7	3.4
Free cash flow	$(6.7)	$37.1	$(43.8)

Free cash flow, a non-GAAP financial measure, is defined as net cash from operating activities minus additions to property, plant, and equipment (a.k.a. capital expenditures) minus dividends paid.  Management believes free cash flow, a non-GAAP financial measure, to be a relevant indicator of RadioShack's ability to repay maturing debt, change dividend payments or fund other uses of capital.  Free cash flow should not be used by investors or others as the sole basis for formulating decisions or as a substitute for measures prepared in accordance with GAAP, as it excludes a number of important items.  Management also compensates for limitations in free cash flow by using GAAP financial measures as well in managing RadioShack.

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